CERTIFICATE OF ELIMINATION
                                      OF
                           SERIES H PREFERRED STOCK
                                      OF
                              ESYNCH CORPORATION
                      (Pursuant to Section 151(g) of the
                      Delaware General Corporation Law)

      ESYNCH CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that the following resolutions respecting Series H Preferred Stock were duly adopted by the Corporation's Board of Directors:

               RESOLVED, that no shares of the Corporation's Series H
              Preferred Stock are outstanding and that no shares of the Series H Preferred Stock will be issued subject to the certificate of designations previously filed with respect to the Series H Preferred Stock; and

               FURTHER RESOLVED, that the officers of the Corporation are directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth these resolutions in order to eliminate from the Corporation's certificate of incorporation all matters set forth in the certificate of designations and the certificate of increase with respect to the Series H Preferred Stock.

         In witness whereof, the Corporation has caused this Certificate to be signed by its duly authorized officer this 10th day November, 1998.

                                            ESYNCH CORPORATION


                                            By:      THOMAS C. HEMINGWAY
                                               -------------------------------
                                               Thomas C. Hemingway, President